EXHIBIT 99.1

BETATHERM GROUP LIMITED
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL
STATEMENTS FOR THE
YEAR ENDED 30 JUNE 2005

BETATHERM GROUP LIMITED AND SUBSIDIARIES
Consolidated Financial Statements for the Year Ended 30 June 2005

BETATHERM GROUP LIMITED AND SUBSIDIARIES
REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Betatherm Group Limited

We have audited the accompanying Consolidated Balance Sheet of Betatherm Group Limited and subsidiaries as of June 30, 2005, and the related Consolidated Profit and Loss Account and Consolidated Statements of Total Recognised Gains and Losses and Cash Flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Betatherm Group Limited and subsidiaries as at June 30, 2005 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the Republic of Ireland, which differ in certain respects from United States generally accepted accounting principles (see Note 28 of Notes to the Consolidated Financial Statements).

Ernst & Young

Galway, Ireland
June 9, 2006

BETATHERM GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 30 JUNE 2005

		2005
	Note	US$

Turnover - continuing operations	3	19,674,238
Staff costs	4	(6,630,756)
Depreciation		(772,403)
Other operating charges		(8,568,900)
Operating profit - continuing operations		3,702,179
Exceptional item	5	(423,281)
Profit on ordinary activities before interest		3,278,898
Interest payable and similar charges	6	(637,380)
Profit on ordinary activities before taxation	7	2,641,518
Tax on profit on ordinary activities	8	(604,544)
Profit for the financial year		2,036,974

Dividends proposed/paid to minority shareholders	9	(59,088)

Profit and loss account brought forward
- As previously reported		(6,330,535)
- Prior year adjustment	1	(119,147)
- As restated		(6,449,682)

Exchange translation adjustment		(45,857)
Profit and loss account carried forward		(4,517,653)

See accompanying Notes to the Consolidated Financial Statements

BETATHERM GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE YEAR ENDED 30 JUNE 2005

2005
US$

Profit for the financial year	2,036,974
Exchange translation adjustments	(45,857)
Gains and losses recognised during the year	1,991,117

Prior year adjustment (note 1)	(119,147)
Total gains and losses recognised since the last financial statements	1,871,970

See accompanying Notes to the Consolidated Financial Statements

BETATHERM GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET AT 30 JUNE 2005

		2005
	Note	US$

FIXED ASSETS
Intangible assets	10	—
Tangible assets	11	3,246,932
		3,246,932
CURRENT ASSETS
Stocks	12	2,192,931
Debtors	13	3,203,232
Cash at bank		1,905,841
		7,302,004
CREDITORS (amounts falling due within one year)	14	(4,406,231)
NET CURRENT ASSETS		2,895,773
TOTAL ASSETS LESS CURRENT LIABILITIES		6,142,705

FINANCED BY

CREDITORS (amounts falling due after more than one year)	16	9,155,574
GOVERNMENT GRANTS	17	143,804
		9,299,378

CAPITAL AND RESERVES

Called up share capital	18	10,476,412
Profit and loss account	19	(4,517,653)
Revaluation reserve	19	1,136,641
Merger reserve	20	(10,252,939)
Shareholders’ deficit (non equity interests included)	19	(3,157,539)
Minority interests in subsidiaries (non equity interests)		866
		6,142,705

See accompanying Notes to the Consolidated Financial Statements

BETATHERM GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED CASH FLOW STATEMENT FOR THE YEAR ENDED 30 JUNE 2005

	2005
	Note	US$
NET CASH INFLOW FROM OPERATING ACTIVITIES	24	3,215,258
RETURNS ON INVESTMENT AND SERVICING OF FINANCE
Interest paid		(239,538)
NET CASH OUTFLOW FROM RETURNS ON INVESTMENT AND SERVICING OF FINANCE		(239,538)

TAXATION
Corporation tax paid		(391,300)

CAPITAL EXPENDITURE
Purchase of tangible fixed assets		(525,634)
Proceeds on disposal of tangible fixed assets		7,678
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE		(517,956)
DIVIDENDS PAID		(109,427)

NET CASH INFLOW BEFORE FINANCING		1,957,037

FINANCING
Movements in bank loan		(1,467,775)
NET CASH OUTFLOW FROM FINANCING		(1,467,775)
INCREASE IN CASH	26	489,262

See accompanying Notes to the Consolidated Financial Statements

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005

1.	PRIOR YEAR ADJUSTMENT

During the year it was discovered that Betatherm Group Limited (“the company”) had been under depreciating one of its leasehold premises. The impact is that for the year ended 30 June 2004, the profit after tax in respect of the year has been reduced by US$1,204 with the cumulative reduction in shareholders’ funds as at 30 June 2004 amounting to US$119,147.

2.	ACCOUNTING POLICIES

(a)	Accounting convention

The consolidated financial statements are prepared under the historical cost convention, as modified to include the revaluation of land and buildings.

(b)	Basis of consolidation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the Republic of Ireland (“Irish GAAP”).

The consolidated financial statements include the financial statements of the company and each of its subsidiaries (together “the group”) for the year ended 30 June 2005. Inter-company balances, transactions and profits thereon have been eliminated.

On 4 April 2006, Measurement Specialties, Inc. (the “Acquirer”) entered into a Share Sale and Purchase Agreement with shareholders of Betatherm Group Limited pursuant to which the Acquirer acquired 100% of the total issued share capital of Betatherm Group Limited.

(c)	Depreciation

The cost of fixed assets including leased assets is written off by equal instalments over their expected useful lives as follows:

Buildings	50 Years
Leasehold Improvements	Shorter of lease period and 50 Years
Plant and equipment	5 Years
Office equipment	8 Years
Fixtures and fittings	8 Years
Motor vehicles	5 Years
Management Information Systems	3 Years
Computer system	5 Years

(d)	Goodwill

Goodwill represents the excess of the fair value attributed to investments in subsidiary undertakings over the fair value of the underlying net assets at the date of their acquisition. Goodwill arising on consolidation is capitalised as an intangible asset and written off by equal instalments over its expected useful life of 5 years.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

2.	ACCOUNTING POLICIES (continued)

(e)	Stocks

Stocks and work in progress are valued at the lower of cost and net realisable value after making due allowance for any obsolete or slow moving items. In the case of finished goods and work in progress, cost comprises direct materials and direct labour and an appropriate proportion of manufacturing fixed and variable overheads to the extent that they relate to the period of production. The allocation of manufacturing fixed overheads has regard to normal production.

Net realisable value comprises the actual or estimated selling price (net of trade discount) less all further costs to completion or to be incurred in marketing, selling and distribution.

(f)	Grants receivable

Capital grants receivable are deferred and amortised to revenue on the same basis as the related fixed assets are depreciated.

Employment and training grants receivable are credited to revenue in the period to which the corresponding expenditure relates.

(g)	Leased assets

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases. Rental in respect of operating leases is charged to the profit and loss account as incurred.

(h)	Foreign currencies

The consolidated financial statements are presented in US dollars (US$).

Transactions during the year have been translated at the rate of exchange ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated to US dollars at the rates of exchange ruling at the balance sheet date. The resulting profits or losses are dealt with in the profit and loss account.

The assets, liabilities and transactions of two of the company’s subsidiaries are recorded in euro and are translated into US dollars and incorporated into the consolidated financial statements using the closing rate/net investment method of translation.Those of the remainder of the subsidiaries are recorded in US dollars. Differences arising from this translation are shown as a movement on reserves.

(i)	Deferred taxation

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less, or receive more tax. Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

2.	ACCOUNTING POLICIES (continued)

(j)	Research and development expenditure

Expenditure on research and development is written off to the profit and loss account in the period in which it is incurred.

(k)	Pension benefits

Pension benefits are funded over the employees period of service by way of contributions to an insured fund. The Group’s annual contributions are charged to the profit and loss account in the period to which they relate.

3.	TURNOVER

Turnover represents the invoiced value of goods supplied to customers, excluding value added tax and discount. An analysis of turnover by geographical market or class of business is not provided because the directors consider this to be prejudicial to the interests of the Group.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

4.	EMPLOYEES AND REMUNERATION

The average number of persons employed by the Group in the financial year was 169 and is analysed into the following categories:

2005
Administration	15
Manufacturing Direct	92
Other Indirect	62
169

2005
US$
The staff costs are comprised of:
Wages and salaries	5,924,896
Social welfare costs	553,682
Pension costs	152,178
6,630,756

5.	EXCEPTIONAL ITEM

During the year, part of the assembly process was subcontracted to a third party in China. This led to redundancies at the Barbados plant and also severance payments to third party subcontractors in Poland.

2005
US$

Severance payments	423,281
423,281

6.	INTEREST PAYABLE AND SIMILAR CHARGES

2005
US$

Interest on bank loan	252,209
Interest on loan notes	385,171
637,380

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

7.	PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

2005
US$
The profit on ordinary activities before taxation is stated after (crediting)/charging:
Government grants amortised	(4,082)
Grant income	(98,909)
Directors' remuneration including pension contributions	610,216
Directors’ fees	107,722
Directors’ compensation for loss of office	124,216
Auditors' remuneration	64,859
Loss on disposal of fixed assets	6,133
Depreciation	772,403
Exchange gains	(42,164)
Research and development	1,334,168

8.	TAX ON PROFIT ON ORDINARY ACTIVITIES

2005
US$
(a) Analysis of charge in year

Current Tax
Corporation tax	723,628
Manufacturing relief	(31,739)
Adjustments in respect of previous years	(54,577)
Witholding tax on Voluntary Health Insurance	9,920
647,232
Deferred Tax
Origination and reversal of timing differences (Note 22)	(42,688)
Tax charge on profit on ordinary activities	604,544

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

8.	TAX ON PROFIT ON ORDINARY ACTIVITIES (continued)

(b)	The tax assessed for the year is higher than the standard rate of corporation tax in the Republic of Ireland (“ROI”) of 12.5%. The differences are explained below:

2005
US$
Profit on ordinary activities before tax	2,641,518
Profit on ordinary activities multiplied by the standard rate of corporation tax in ROI of 12.5%	330,190

Effects of:
Expenses not deductible for tax purposes	180,067
Depreciation in excess of capital allowances	175
Income not taxable	(22,311)
Other timing differences	7,234
Group relief	(111,823)
Higher tax rates on other income	82,096
Manufacturing relief	(31,739)
Witholding tax on Voluntary Health Insurance	9,920
Adjustment to tax charge in respect of previous years	(54,577)
Higher tax rates on overseas earnings	232,143
Elimination of intercompany profit and foreign exchange	14,655
Loss carried forward to future years	11,202
Current corporation tax charge for year	647,232
Deferred tax (Note 22)	(42,688)
604,544

(c)	Factors affecting the future tax charge of the group

The tax charge in future periods will be affected by any changes to the corporation tax rates in force in the Republic of Ireland and foreign locations of operations. The current tax charges will also be affected by changes in the excess of tax depreciation over book depreciation and the use of tax credits.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

9.	DIVIDENDS PROPOSED/PAID TO MINORITY SHAREHOLDERS

2005
Shareholders in Betatherm (R&D) Limited	US$

“B” Ordinary Shares - €4.00 per share paid.	26,262
“C” Ordinary Shares - €6.00 per share paid.	19,696
“E” Ordinary Shares - €4.00 per share paid.	6,565
“G” Ordinary Shares - €Nil per share paid.	—
“H” Ordinary Shares- €12.50 per share proposed.	6,565
59,088

10.	INTANGIBLE FIXED ASSETS

	Development
	Costs	Goodwill	Total
	US$	US$	US$

Cost
At 1 July 2004 and 30 June 2005	27,338	9,480,892	9,508,230
Amortisation
At 1 July 2004 and 30 June 2005	27,338	9,480,892	9,508,230
Net Book Amount
At 1 July 2004 and 30 June 2005	—	—	—

The goodwill arose in respect of the acquisition of Betatherm Corporation during the period ended 30 June 1998.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

11.	TANGIBLE FIXED ASSETS

	Buildings &					Management
	Leasehold	Plant &	Fixtures &	Office	Motor	Information	Computer
	Improvements	Equipment	Fittings	Equipment	Vehicles	System	System	Total
Cost	US$	US$	US$	US$	US$	US$	US$	US$
At 1 July 2004	2,383,524	5,730,082	816,663	976,161	21,865	235,400	429,226	10,592,921
Translation adjustment	(5,001)	(23,826)	(3,211)	(4,169)	—	(2,867)	(849)	(39,923)
Additions	1,643	356,814	27,660	75,416	—	64,101	—	525,634
Disposals	—	(10,180)	—	(39,349)	(21,865)	—	—	(71,394)
Reclassification	(8,867)	(1,362)	—	68,251	—	(58,022)	—	—
At 30 June 2005	2,371,299	6,051,528	841,112	1,076,310	—	238,612	428,377	11,007,238
Accumulated Depreciation
At 1 July 2004 as previously reported	166,992	5,022,432	687,015	676,144	4,731	98,414	315,020	6,970,748
Prior year adjustment	119,147	—	—	—	—	—	—	119,147
At July 1 2004 as restated	286,139	5,022,432	687,015	676,144	4,731	98,414	315,020	7,089,895
Translation adjustment	(2,838)	(26,363)	(3,014)	(4,179)	—	(2,074)	(5,941)	(44,409)
Charge for year	73,890	382,438	29,658	132,028	4,378	40,357	109,654	772,403
Disposals	—	(9,503)	—	(38,971)	(9,109)	—	—	(57,583)
At 30 June 2005	357,191	5,369,004	713,659	765,022	—	136,697	418,733	7,760,306
Net book amount
At 30 June 2005	2,014,108	682,524	127,453	311,288	—	101,915	9,644	3,246,932

The freehold land and buildings of Betatherm Ireland Limited at Ballybrit, Galway were revalued on an open market value for existing use on 30 June 2004 by Cunningham Auctioneers, Woodquay Court, Woodquay, Galway. The historic cost of the buildings pre revaluation was US$530,016.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

11.	TANGIBLE FIXED ASSETS (Continued)

Freehold land and buildings would have been stated as follows under the historical cost convention:

2005
US$
Cost
At 1 July 2004	530,016
Translation adjustment	(1,139)
At 30 June 2005	528,877

Accumulated depreciation
At 1 July 2004	144,386
Translation adjustment	(902)
Depreciation charge	11,169
At 30 June 2005	154,653
Net book amount
At 30 June 2005	374,224

12.	STOCK

2005
US$
Raw materials	996,859
Work-in-progress	295,509
Finished goods	900,563
2,192,931

The replacement cost of stock did not differ significantly from the figure shown above.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

13.	DEBTORS

2005
US$
Amounts falling due within one year
Trade debtors	2,850,996
Prepayments and sundry debtors	256,651
VAT	48,972
Deferred tax (note 22)	46,613
3,203,232

In relation to the deferred tax asset, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

14.	CREDITORS (amounts falling due within one year)

2005
US$

Trade and other creditors (Note 15)	2,335,648
Corporation tax	455,505
PAYE/PRSI	51,478
Bank loan	1,563,600
4,406,231

15.	TRADE AND OTHER CREDITORS

Trade creditors include amounts owing to suppliers that purport to include reservation of ownership clauses in their conditions of sale.

16.	CREDITORS (amounts falling due after more than one year)

2005
US$
Bank loan	3,333,632
Loan notes	5,821,942
9,155,574

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

16.	CREDITORS (amounts falling due after more than one year) (continued)

The bank loan is due to Ulster Bank Markets Limited and it holds a fixed and floating charge over the assets and undertaking of the company. The maturity of the debt is as follows:

2005
US$

Amounts due less than one year	1,563,600
Amounts due between one and two years	1,627,744
Amounts due between two and five years	1,705,889
4,897,233

17.	GOVERNMENT GRANTS

2005
US$
Capital Grants
Received and receivable
At 1 July 2004	503,897
Translation adjustment	(1,084)
At 30 June 2005	502,813

Amortisation
At 1 July 2004	355,690
Translation adjustment	(763)
Transferred to income	4,082

At 30 June 2005	359,009
Net book amount at 30 June 2005	143,804

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

18.	CALLED UP SHARE CAPITAL

2005
US$
Authorised
5,000,000 “A” Ordinary shares of €1.26974 each	5,900,000
5,000,000 “B” Ordinary shares of €1.26974 each	5,900,000
100,000 “C” Ordinary shares of €0.126974 each	11,800
10,000 “D” Ordinary shares of €1 each	9,293
At beginning and end of year	11,821,093

2005
Allotted, called up and fully paid	US$

4,368,272 “A” ordinary shares	5,154,562
4,505,041 “B” ordinary shares	5,315,948
50,000 “C” ordinary shares	5,900
2 “D” ordinary shares	2
At beginning and end of year	10,476,412

Distributions

The profits of the company, which it shall in each year determine to distribute, shall be applied as follows and in the following order of priority:

(i)
In payment of a dividend to the holders of the “A” Ordinary shares and the “B” Ordinary shares on the capital including the premium on subscription for the time being paid up or credited as paid up on such “A” Ordinary shares and “B” Ordinary shares.

(ii)	The “C” Ordinary shares and “D” Ordinary shares shall not confer on the holders thereof a right to participate in the profits of the Company.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

18.	CALLED UP SHARE CAPITAL (continued)

The rights and privileges attaching to the above shares are as follows:

Return of Assets

On a return of assets on liquidation or otherwise the assets of the Company available for distribution among the members shall be applied as follows and in the following order of priority:

(1)	In repayment to the holders of the “B” Ordinary shares of the amount of the capital (including the premium on subscription) paid up or credited as paid up on the “B” Ordinary shares;

(2)	In repayment to the holders of the “A” Ordinary shares of the amount of capital (including the premium on subscription) paid up or credited as paid up on the “A” Ordinary Shares;

(3)	In repayment to the holders of the “C” Ordinary shares of the amount of capital (including the premium on subscription) paid up or credited as paid up on the “C” Ordinary Shares;.

(4)
In repayment to the holders of the “D” Ordinary shares of the amount only of capital paid up or credited as paid up on the “D” Ordinary Shares. The balance (if any) shall be distributed among the members holding “A” Ordinary shares and “B” Ordinary shares pari passu in proportion to their holding of such “A” Ordinary shares and “B” Ordinary shares.

Voting

On a show of hands or on a poll every member who is present in person or by proxy shall have twenty votes for every A Ordinary share held and eighty votes for every B Ordinary share held.

Other

The holders of the “C” Ordinary shares and the “D” Ordinary shares shall not have any right to receive notice of or to attend or vote at General Meetings of the Company.

The “C” Ordinary shares shall be convertible into “A” Ordinary shares should certain performance criteria as specified be met.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

19.	RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' (DEFICIT)/FUNDS

		Called up	Profit &
	Revaluation	Share	Loss	Merger		Equity	Non Equity
	reserve	Capital	Account	Reserve	Total	Interest	Interest
	US$	US$	US$	US$	US$	US$	US$

At 1 July as previously reported	1,135,033	10,476,412	(6,330,535)	(10,252,939)	(4,972,029)	(4,977,931)	5,902
Prior year adjustment	—	—	(119,147)	—	(119,147)	(119,147)	—
At 1 July 2004 as restated	1,135,033	10,476,412	(6,449,682)	(10,252,939)	(5,091,176)	(5,097,078)	5,902

Minority dividends	—	—	(59,088)	—	(59,088)	(59,088)	—
Profit for the financial year	—	—	2,035,432	—	2,035,432	2,035,432	—
Exchange translation adjustment	1,608	—	(44,315)	—	(42,707)	(42,707)	—
At 30 June 2005	1,136,641	10,476,412	(4,517,653)	(10,252,939)	(3,157,539)	(3,163,441)	5,902

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

20.	MERGER RESERVE

2005
US$

Group reorganisation	10,252,939

The merger reserve arose as a result of the group reorganisation, which took place in February 2001. This reserve represents the difference between the share capital, share premium and non equity consideration of Betatherm Group Limited over that of the entities acquired at the date of the group reorganisation.

21.	COMMITMENTS

(i)	At the year end, the following capital expenditure had been authorised:

2005
US$

Contracted for	125,185

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

22.	DEFERRED TAX

2005
US$

Gross
Accelerated capital allowances	(31,513)
Short term timing differences	(15,100)
At 30 June 2005	(46,613)

The movement in the deferred asset comprises:

At 1 July 2004	(6,114)
Foreign exchange	2,189
(Credit) to profit and loss account	(42,688)
At 30 June 2005 (note 13)	(46,613)

In determining the necessity for a deferred taxation provision, the revaluation of land and buildings is not deemed to be a timing difference. No provision has been made in these consolidated financial statements for the liability to capital gains taxation which would arise if land and buildings were to be sold at the amount at which they have been revalued and included in the consolidated financial statements.

23.	PENSION COMMITMENTS

The group operates a defined contribution pension scheme for some of its employees, which is externally funded. The pension cost charge represents contributions payable by the group to the fund and amounted to US$152,178. Contributions totalling US$12,753 were payable to the fund at year end.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

24.	RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

2005
US$

Operating profit on ordinary activities before interest	3,278,898
Depreciation on fixed assets	772,403
Increase in stocks	(287,276)
Increase in debtors	(850,279)
Increase in creditors	324,064
Amortisation of government grants	(4,082)
Loss on disposal of fixed assets	6,133
Exchange adjustment on operating items	(24,603)
Net cash inflow from operating activities	3,215,258

25.	RECONCILIATION OF NET CASHFLOW TO MOVEMENTS IN NET DEBT

2005
US$
Increase in cash in the year	489,262
Change in debt	1,467,775
Movement in net debt in the year	1,957,037
Exchange	(45,202)
Net debt at start of year	(9,129,556)
Net debt at end of year	(7,217,721)

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

26.	ANALYSIS OF CHANGES IN NET DEBT

	At 1 July			At 30 June
	2004	Cash flows	Exchange	2005
	US$	US$	US$	US$

Cash at bank and in hand	1,445,469	489,262	(28,890)	1,905,841
Bank loan	(6,337,808)	1,467,775	(27,200)	(4,897,233)
Loan note (excluding interest)	(4,237,217)	—	10,888	(4,226,329)
	(9,129,556)	1,957,037	(45,202)	(7,217,721)

27.	DEBENTURE ON ASSETS

Ulster Bank Ireland Limited holds a debenture, which creates a fixed and floating charge over all of the company’s present and future assets and undertaking in relation to a loan facility granted to Betatherm Trading Limited amounting to US$14.3 million.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

28.	US GAAP RECONCILIATION

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the Republic of Ireland (“Irish GAAP”). Irish GAAP differs in certain significant respect from U.S. generally accepted accounting principles (“U.S. GAAP”). The adjustments necessary to state profit for the year and shareholders’ deficit under U.S. GAAP are shown in the tables below.

(a)	Property Revaluations

Under Irish GAAP, properties may be restated on the basis of appraised values in financial statements prepared in all other respects in accordance with the historical cost convention. Such restatements are not permitted under U.S. GAAP, and accordingly, adjustments to profit for the year and shareholders’ deficit are required to eliminate the effect of such restatements.

(b)	Capital Grants Deferred

Under Irish GAAP, capital grants received in respect of the purchase of property, plant and equipment are treated as a deferred credit, a portion of which is released to the income statement annually over the useful economic life of the asset to which it relates. Under U.S. GAAP, this deferred credit would be netted against the gross cost of the relevant property, plant and equipment and the depreciation expense would be reduced accordingly.

(c)	Goodwill

With effect for accounting periods ended on or after 23 December, 1998, Irish GAAP requires goodwill to be capitalised and amortised periodically against income. Under Irish GAAP goodwill is amortised over five years.

In June 2001, the FASB issued SFAS 142 “Goodwill and Other Intangible Assets”, which became effective for fiscal years beginning after 15 December, 2001. Under the new rules goodwill is no longer amortised under U.S. GAAP, but is subject to annual impairment tests in accordance with the Statements. In addition, impairment tests are also required at other dates if indicators of impairment are present.

(d)	Patent Royalty Dividends

The company established a patent royalty subsidiary with the senior executives as minority interest shareholders. In Ireland dividends arising from patent royalties are exempt from taxation. Under Irish GAAP, qualifying dividends declared to the minority interest shareholders are deducted in arriving at the accumulated income at the end of that period. Under U.S. GAAP, these dividends would have been charged as staff compensation expense.

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

28.	US GAAP RECONCILIATION (Continued)

Net Income in Accordance with US GAAP	Note	2005 US$

Profit for the financial year as reported in the Consolidated Profit and Loss Account		2,036,974
Reclassification of patent royalty dividends to employees as staff costs	d	(59,088)
Adjustment to other operating charges due to elimination of deferred credit for grant	b	4,082
Adjustment to depreciation due to elimination of deferred credit for grant	b	(4,082)
Adjustment to depreciation due to elimination of revaluation surplus	a	37,872
Net income attributable to ordinary shareholders as adjusted to accord with US GAAP		2,015,758

Comprehensive Income in Accordance with US GAAP

2005
US$

Net income in accordance with US GAAP	2,015,758
Exchange translation adjustments	(45,857)
Comprehensive income in accordance with US GAAP	1,969,901

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

28.	US GAAP RECONCILIATION (Continued)

Shareholders’ Deficit in Accordance with US GAAP	Note	2005 US$

Shareholders’ deficit as reported in the Consolidated Balance Sheet		(3,157,539)

Items (increasing)/decreasing shareholders’ deficit

ASSETS
Non-current assets
Goodwill - cost	c	9,480,892
Goodwill - accumulated amortisation	c	(8,045,605)
		1,435,287

Tangible assets - cost	a, b	(1,280,445)
Tangible assets - accumulated depreciation	a	137,028
		(1,143,417)

Total Assets		291,870

LIABILITIES
Non-current liabilities
Government grants	b	143,804
Total Liabilities		143,804
Shareholders’ deficit under US GAAP		(2,721,865)

Consolidated Cash Flow Statement

Under US GAAP, cash and cash equivalents include short-term, highly liquid investments that are both readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. However, they do not include bank overdrafts. Generally, investments with original maturities of three months or less qualify under the definition of cash equivalents. This differs from Irish GAAP, which adopts a narrower definition of cash and cash equivalents and excludes such short-term investments and includes bank overdrafts.

There are a number of presentational differences for a cash flow prepared in accordance with US GAAP. Under US GAAP there are only three categories: operating, investing and financing, whereas under Irish GAAP, there are separate headings for operating activities, returns on investment and servicing of finance, taxation, capital expenditure, dividends paid, and financing. The main differences in classification under US GAAP are as follows:

•	Interest paid is included in operating activities;
•	Patent royalty dividends are shows in operating activities;
•	Taxation cash flows are included in operating activities; and
•	Cash flows related to capital expenditure are shown in investing activities

BETATHERM GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS 30 JUNE 2005 (Continued)

28.	US GAAP RECONCILIATION (Continued)

The categories of cash flow activity under US GAAP are summarised below:

2005
US$

Cash inflow from operating activities	2,474,993
Cash outflow from investing activities	(517,956)
Cash outflow from financing activities	(1,467,775)
Increase in cash and cash equivalents.	489,262

Cash and cash equivalents
At the start of the year	1,416,579
At the end of the year	1,905,841

Exceptional Item

Under Irish GAAP the Company recorded US$423,281 as an exceptional item in the Consolidated Profit and Loss Account, as discussed in Note 5 to the Consolidated Financial Statements above. Under US GAAP these charges would have been reported as a reduction in operating profit from continuing operations in the Consolidated Profit and Loss Account.

Recently Issued United States Accounting Standards

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costing.” SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS 151 requires that those amounts, if abnormal, be recognized as expenses in the period incurred. In addition, SFAS 151 requires the allocation of fixed production overheads to the cost of conversion based upon the normal capacity of the production facilities. We adopted SFAS No. 151 effective 1 July, 2005. Accounting under this Statement will not result in any significant changes from our current accounting under Irish GAAP..

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3”. Previously, APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” required the inclusion of the cumulative effect of changes in accounting principle in net income of the period of the change. SFAS No. 154 requires companies to recognize a change in accounting principle, including a change required by a new accounting pronouncement when the pronouncement does not include specific transition provisions, retrospectively to prior period financial statements. We will adopt SFAS No. 154 as of 1 July, 2006. We do not expect the adoption of this standard to have any impact on the company’s financial statements in fiscal 2007.